UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011, (March 30, 2011)
iMEDIA INTERNATIONAL, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50159 (Commission File Number)	56-2428786 (IRS Employer Identification Number)
117 E. Colorado Blvd. #460
Pasadena, CA 91105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (626) 441-5351
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
EX-9.1

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry Into a Material Definitive Agreement.
Per a previous 8K filing on November 5, 2010, iMedia International, Inc. (the “Registrant”) entered into a financing agreement for $25,000 with an existing investor, Sawtooth Properties LLLP (“Sawtooth”), to allow for working capital and fees towards an Assignment for the Benefit of the Creditors (“ABC”). The ABC is a formal out-of-court liquidation where a fiduciary takes title to all of the debtor’s assets and liquidates them for the benefit of the creditors. This ABC is proposed under California state laws, and is a sale process designed to sell the Registrant’s assets, which has been delegated to and led by Sherwood Partners, LLC (“Sherwood”) subject to an engagement letter previously executed by both Registrant and Sherwood. As of March 30, 2011, Sherwood has received only one bid for the assets of the Registrant. This bid was received from Eagle Content Holdings, LLC (“Eagle Content”). Eagle Content was formed by a joint partnership between Sawtooth Properties and an executive formerly employed by Registrant. Registrant is currently in default on the financing agreement with Sawtooth referred to in the 8K filed November 5, 2010. The bid/offer from Eagle Content requires the purchase of assets from two other entities: iMedia U.S., LLC (“iMedia U.S.) and Hollywood Previews, Inc. (“Hollywood Previews). Both iMedia U.S. and Hollywood Previews will be entered into separate ABCs with their assets sold as part of the overall transaction. The proposed consideration from Sawtooth for all assets equals $125,000 plus 5% of all gross revenue received or collected by Eagle Content (and/or its designee) from the use or exploitation of the assets from the closing date through and including the date that is eighteen (18) months from the closing date. The 5% consideration would be net of all litigation or collection expenses necessary to monetize the assets. Eagle Content will credit bid its $25,000 financing as part of the consideration. Registrant will now seek board and shareholder approval for an ABC of Registrant and will also seek similar consents for iMedia U.S. and Hollywood Previews. Subsequent to such consents, the ABC will be effective with the APA finalized immediately afterward.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.
Exhibit 9.1	Form of the APA

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMEDIA INTERNATIONAL, INC.
By:	/s/ Henry Williamson
Henry Williamson
Chairman Chief Executive Officer Dated: March 31, 2011